UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 9, 2012

Date of Report (Date of earliest event reported)

PCTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 9, 2012, PCTEL, Inc. (the “Company”) completed the acquisition of substantially all of the assets and the assumption of certain specified liabilities of TelWorx Communications LLC, TelWorx U.K. Limited, TowerWorx LLC and TowerWorx International, Inc. (collectively referred to below as the “TelWorx Entities”), as more fully described in the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (“SEC”) on July 13, 2012 (the “Original 8-K”). Pursuant to a Form 8-K/A filed with the SEC on September 24, 2012, the Company amended the Original 8-K to provide the financial statements of the business acquired and pro forma financial information related to the acquisition as required by Items 9.01(a) and 9.01(b) of Form 8-K. This Amendment No. 2 on Form 8-K/A amends the Company’s Original 8-K, as previously amended, in order to disclose certain errors uncovered by the Company related to the previously filed financial statements of the TelWorx Entities, as further described below.

ITEM 8.01	OTHER EVENTS

As more fully described below, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) has concluded that the financial statements relating to the recently acquired assets and certain specified liabilities of the TelWorx Entities, which financial statements were filed by the Company with the SEC on September 24, 2012 on a Form 8-K/A, should no longer be relied upon due to errors identified in those financial statements. The Audit Committee also concluded that such identified errors relate in all material respects solely to historical financial statements of the TelWorx Entities, and have no material effect on any historical consolidated financial statements of the Company.

On July 9, 2012, the Company, through PCTelWorx, Inc., its wholly-owned subsidiary (“PCTelWorx”), acquired substantially all of the assets of, and assumed certain specified liabilities (the “Acquisition”) of the TelWorx Entities, pursuant to an Asset Purchase Agreement dated as of July 9, 2012 among the Company, the TelWorx Entities and Tim and Brenda Scronce, the principal owners of the TelWorx Entities (the “Acquisition Agreement”), as more fully described in the Original 8-K filed with the SEC on July 13, 2012.

Pursuant to the terms of the Acquisition Agreement, the TelWorx Entities provided to the Company, prior to the date of the Acquisition Agreement, the audited income statement, balance sheet and statement of cash flows of the TelWorx Entities for the fiscal years ended December 31, 2010 and December 31, 2011 (the “Audited TelWorx Financial Statements”). The TelWorx Entities also provided the unaudited income statement, balance sheet and statement of cash flows of the TelWorx Entities for the three month period ending March 31, 2012, and agreed to deliver the unaudited income statement, balance sheet and statement of cash flows of the TelWorx Entities for the three month period ended June 30, 2012 on or before August 15, 2012. The Company filed the Audited TelWorx Financial Statements, together with the related audit report of Rives & Associates, LLP and the unaudited income statement, balance sheet and statement of cash flows of the TelWorx Entities at and for the six month period ended June 30, 2012 (the “Unaudited TelWorx Financial Statements,” and, together with the Audited TelWorx Financial Statements, the “TelWorx Financial Statements”), as well as the related pro forma financial statements at and for the year ended December 31, 2011 and the six-months ended June 30, 2012 with the SEC on September 24, 2012 on a Current Report on Form 8-K/A, as required by Items 3-05 and 11-01 of Regulation S-X and Item 9.01 of Form 8-K.

Following the closing of the Acquisition, the Company’s management became aware of irregularities with respect to the TelWorx Financial Statements, in part through an internal review conducted in connection with the calculation of post-closing purchase price adjustments relating to the Acquisition and in part due to anonymous tips received after the internal review began. With the oversight of the Audit Committee, management expanded its review into an internal investigation regarding these financial irregularities and outside counsel was retained to assist in the investigation. The Company’s outside counsel then retained a Big Four accounting firm to perform an independent forensic accounting investigation under counsel’s direction. The accounting irregularities in the TelWorx Financial Statements identified as a result of this investigation, which is still ongoing, are believed to have been directed and/or permitted by management of the TelWorx Entities, principally Tim Scronce and those acting at his direction, and consisted of:

•	prematurely or otherwise improperly recognized revenues by the TelWorx Entities for the six months ended June 30, 2012;

•	improperly recognized revenues by PCTelWorx, as directed by Mr. Scronce, in the quarter ended September 30, 2012; and

•	inaccuracies in the valuation of inventory stated in the July 9, 2012 opening balance sheet of the TelWorx Entities.

The results of these errors on the TelWorx Entities’ historical financial statements, when applied to the appropriate periods, cause the earnings for the TelWorx Entities for year ended December 31, 2011 to be overstated by approximately $538,000, and for the six months ended June 30, 2012, revenue and earnings for the TelWorx Entities were overstated by approximately $420,000 and $372,000, respectively. Of the $910,000 of cumulative earnings errors in the year ended December 31, 2011 and the six months ended June 30, 2012, $864,000 relate to inaccuracies in the valuation of inventory stated in the July 9, 2012 opening balance sheet of the TelWorx entities. Approximately $213,000 of the inventory inaccuracies relate to inventory pricing which was traced back to the period in which it arose. The remaining $651,000 of errors in the inventory valuation relate to excess and obsolete inventory that was never recognized as scrap. The Company determined that an appropriate excess and obsolescence scrap policy for the TelWorx business was consistent with a one year usage policy. The Company calculated the errors in TelWorx Entities’ financial statements in the periods consistent with such a policy.

Based on the Company’s investigation, including the results of the forensic accounting analysis, a corrected reallocation of 2012 revenues by quarters is not expected to require a restatement of the Company’s historical consolidated financial statements for any period during 2012, as Management and the Audit Committee concluded that the impact as a result of the reallocation of revenues and purchase price is immaterial. However, the Company does anticipate recording goodwill impairment in the quarter ended December 31, 2012 relating to all or substantially all of the TelWorx goodwill of approximately $13-14 million due to the TelWorx Entities’ historical earnings misstatements and the resulting revised future cash-flow forecasts used in the Company’s annual goodwill test performed in the fourth quarter.

As a result of the foregoing, the Audit Committee, following discussions with management of the Company, has concluded that the TelWorx Financial Statements and the related pro forma financial statements should no longer be relied upon because of errors identified in such financial statements.

The Company self-reported the issues related to the TelWorx Acquisition to the SEC and has been notified by the SEC that it has commenced a formal investigation concerning the TelWorx Acquisition matters described herein. The Company has been cooperating fully with the SEC.

Mr. Scronce, along with two other former TelWorx employees, have since been separated from the Company, and the Company is seeking full restitution from the TelWorx sellers as well as other responsible parties.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	PCTEL, INC.

	By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

Safe Harbor Statement

This report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, including, among others, statements regarding the Company’s expectations as to the successful resolution of the matters described in this report and the projected amount of non-cash impairment charge to goodwill in the fourth quarter 2012, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the difficulty of predicting the outcome of litigation, settlement negotiations and other dispute resolution procedures. Other risks and uncertainties are detailed in the Company’s SEC filings. These forward-looking statements are made only as of the date hereof, and the Company disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.